Calculation of Filing Fee Tables
F-1
Brazil Potash Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(a)	9,450,000	$ 2.00	$ 18,900,000.00	0.0001381	$ 2,610.09
Fees to be Paid	2	Equity	Common Shares issuable upon exercise of pre-funded warrants	Other	4,550,000	$ 0.001	$ 4,550.00	0.0001381	$ 0.63
Fees to be Paid	3	Equity	Common Shares issuable upon exercise of warrants	Other	14,000,000	$ 3.00	$ 42,000,000.00	0.0001381	$ 5,800.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 60,904,550.00		$ 8,410.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,410.92
Offering Note
[1]	(1) Represents the resale of 9,450,000 of the Company's common shares (the "Common Shares") by the selling stockholders named in the prospectus that forms a part of this registration statement on Form F-1 ("Selling Stockholders"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such indeterminable additional Common Shares as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Shares. (2) Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.00, which is the average of the high and low prices of the shares of the Company's Common Shares on November 14, 2025 (a date withing five business days prior to filing) on the NYSE.

[2]	(3) Represents the issuance by the registrant of 4,550,000 Common Shares that may be issued upon the exercise of pre-funded warrants (the "Pre-Funded Warrants") held by Selling Stockholders. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Shares as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. (4) Based on the exercise price of the Pre-Funded Warrants of $0.001 per Common Share in accordance with Rule 457(g) under the Securities Act

[3]	(5) Represents the issuance by the registrant of 14,000,000 Common Shares that may be issued upon the exercise of common warrants (the "Common Warrants") held by Selling Stockholders which were issued in connection with the issuance of the Common Shares and Pre-Funded Warrants. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Shares as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. (6) Based on the exercise price of the Common Warrants of $3.00 per Common Share in accordance with Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A